SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (this "Agreement") is made as of this _31st_ day of March, 1997, by and among WILLIAMS INDUSTRIES, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia ("WII"), WILLIAMS ENTERPRISES, INC., a corporation organized and existing under the laws of the District of Columbia ("WEI"), WILLIAMS EQUIPMENT CORPORATION, a corporation organized and existing under the laws of the District of Columbia ("WEC"), ARTHUR PHILLIPS & COMPANY, INCORPORATED, a corporation formerly organized and existing under the laws of the State of Maryland ("APCI"), WILLIAMS STEEL ERECTION COMPANY, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia ("WSECI"), UNION IRON WORKS COMPANY, a corporation formerly organized and existing under the laws of the State of Delaware ("UIWC"), IAF TRANSFER CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Virginia and previously known as Industrial Alloy Fabricators, Inc. ("IAFI"), CRANES UNLIMITED, INC., a corporation formerly organized and existing under the laws of the Commonwealth of Virginia ("CUI"), PIEDMONT METAL PRODUCTS, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia ("PMPI"), WILLIAMS MID-ATLANTIC HOLDINGS, INC., a corporation formerly organized and existing under the laws of the Commonwealth of Pennsylvania ("WMAHI"), formerly known as Delaware Valley Erectors, Inc. ("DVEI"), CAPITOL TOWER CRANES, INC., a corporation formerly organized and existing under the laws of the Commonwealth of Virginia ("CTCI"), GREENWAY CORPORATION, a corporation organized and existing under the laws of the State of Maryland ("GC"), JOHN F. BEASLEY CONSTRUCTION COMPANY, a corporation formerly organized and existing under the laws of the State of Texas and a debtor and debtor in possession ("JFBCC"), HARBOR STEEL ERECTORS, INCORPORATED, a corporation formerly organized and existing under the laws of the State of Maryland ("HSEI"), WILLIAMS ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia ("WESI"), WILLIAMS ENTERPRISES OF VIRGINIA, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia and formerly known as Williams Marine Construction Corporation ("WEVI"), WILLIAMS INDUSTRIES INSURANCE TRUST, a trust organized and existing under the laws of the Commonwealth of Virginia ("WIIT"), WILLIAMS BRIDGE COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia ("WBC"), INTER-HARBOR HOLDING COMPANY, INC., a corporation formerly organized and existing under the laws of the State of Maryland ("IHHC"), HARBOR IRON WORKS, INC., a corporation formerly organized and existing under the laws of the State of Maryland ("HIWI") and CREATIVE IRON, INC., a corporation formerly organized and existing under the laws of the Commonwealth of Virginia ("CII"), BEASLEY ENGINEERING COMPANY, a corporation formerly organized and existing under the laws of the State of Texas ("BEC"), BEASLEY CONSTRUCTION COMPANY, a corporation formerly organized and existing under the laws of the State of Texas and a debtor and debtor in possession ("BCC") and WII REALTY MANAGEMENT, INC., a corporation organized and existing under the laws of the Commonwealth of Virginia ("WRMI") (WII, WEI, WEC, APCI, WSECI, UIWC, IAFI, CUI, PMPI, WMAHI, CTCI, GC, JFBCC, WESI, HSEI, WEVI, WIIT, WBC, IHHC, HIWI, CII, BEC, BCC and WRMI are herein collectively referred to as the "Borrowers" and individually as a "Borrower"); NATIONSBANK, N.A., a national banking association, in its capacity as a lender, formerly known as NationsBank of Virginia, N.A., formerly known as Sovran Bank, N.A. ("NationsBank/Virginia"), NATIONSBANK, N.A., a national banking association, successor by merger to American Security Bank, N.A., a national banking association ("NationsBank/ASB" and, collectively with NationsBank/Virginia, "NationsBank"), and the FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER OF THE NATIONAL BANK OF WASHINGTON (which receivership, or its predecessor bank, is referred to as "NBW," and FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER OF THE WASHINGTON BANK OF VIRGINIA (which receivership, or its predecessor bank, is referred to as "TWB," and which two receiverships collectively are referred to as "FDIC"); (NationsBank, NBW, TWB and the FDIC, in its capacity as receiver for NBW and TWB, are herein collectively referred to as the "Lenders" and individually as a "Lender"); and NATIONSBANK, N.A., in its capacity as agent for the Lenders pursuant to the Bank Group Loan Documents as hereinafter defined (the "Agent").

RECITALS

     WHEREAS, the Borrowers (other than BCC, BEC, IHHC and WRMI), CONCRETE STRUCTURES, INC., a former subsidiary of WII ("CSI"), Concrete ERECTORS, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia ("CEI"), WILLIAMS MISCELLANEOUS ERECTION CO., INC., a corporation formerly organized and existing under the laws of the Commonwealth of Virginia ("WMECI"), and Dominion Caisson Corporation, a former subsidiary of WII ("DCC") applied to the Lenders for loans, advances and other financial accommodations under the provisions of that certain Amended and Restated Credit and Security Agreement dated March 30, 1990 by and among CSI, CEI, WMECI, DCC and all of the Borrowers (except for WBC, IHHC, BEC, BCC and WRMI), the Lenders and the Agent, as amended by (i) that certain First Amendment to Amended and Restated Credit and Security Agreement dated July 16, 1991 by and among CSI, CEI, WMECI, DCC and all of the Borrowers (except for WBC, IHHC, BEC, BCC and WRMI), the Lenders and the Agent, (ii) that certain Second Amendment to Amended and Restated Credit and Security Agreement dated August 1, 1992 by and among CSI, CEI, WMECI and all of the Borrowers (other than IHHC, BEC, BCC and WRMI), the Lenders and the Agent, (iii) that certain Debt Restructuring Agreement dated September 14, 1993 by and among the Borrowers (other than WRMI), Williams Miscellaneous Metals Group, a general partnership among UIWC and CII ("WMMG"), the Lenders and the Agent, and (iv) that certain Amended and Restated Debt Restructuring Agreement dated as of November 30, 1994 by and among the Borrowers (other than WRMI), the Lenders and the Agent, as amended by a letter agreement dated on or about August 28, 1995 and a Second Modification to Amended and Restated Debt Restructuring Agreement dated as of March 14, 1996 (the Amended and Restated Credit and Security Agreement, as amended, restated, supplemented and modified at any time and from time to time, is herein collectively referred to as the "Credit Agreement"); and

     WHEREAS, under and subject to the provisions of the Credit Agreement, NationsBank/Virginia, NationsBank/ASB, and TWB agreed
(i) to make loans (collectively, the "Revolving Credit Loans" and individually, a "Revolving Credit Loan") to the Borrowers (except IHHC, BEC, BCC and WRMI) under a revolving credit facility in a principal amount not to exceed, in the aggregate, Eight Million Dollars ($8,000,000) and (ii) to make term loans to the Borrowers (other than IHHC, BEC, BCC and WRMI) under a term loan facility in the aggregate principal amount of Seventeen Million Dollars ($17,000,000). In addition, under and subject to the provisions of the Credit Agreement, (i) NationsBank/Virginia, NationsBank/ASB and NBW agreed to issue one or more letters of credit (collectively, the "Letters of Credit" and individually, a "Letter of Credit") under a letter of credit facility available to the Borrowers (other than IHHC, BEC, BCC and WRMI) in a maximum principal amount of Four Million Seven Hundred Thousand Dollars ($4,700,000) (the "Bank Group Letter of Credit Facility") (although NBW did not fund its share of any drawings thereunder) and (ii) NationsBank/Virginia agreed to issue one or more additional letters of credit under a separate letter of credit facility in a maximum principal amount of Sixty-Nine Thousand Ninety-Six Dollars ($69,096); and

     WHEREAS, the Revolving Credit Loans are evidenced by, and are to be repaid with interest in accordance with, the terms and conditions of (i) that certain Amended and Restated Revolving Credit Note dated March 30, 1990 from CSI, CEI, WMECI, DCC and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of NationsBank/ASB, as amended by that certain Revolving Credit Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB and that certain Second Revolving Credit Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB (as amended, restated, supplemented or otherwise modified the "NationsBank/ASB Revolving Credit Note"), (ii) that certain Amended and Restated Revolving Credit Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of TWB, as amended by that certain Revolving Credit Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and the FDIC, in its capacity as receiver for TWB and that certain Second Revolving Credit Note Modification Agreement dated
November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and the FDIC, in its capacity as receiver for TWB (as amended, restated, supplemented or otherwise modified, the "TWB Revolving Credit Note"), and (iii) that certain Amended and Restated Revolving Credit Note dated March 30, 1990 from CSI, CEI, WMECI, DCC and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of Sovran Bank, N.A., predecessor in interest to NationsBank/Virginia, as amended by that certain Revolving Credit Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia and that certain Second Revolving Credit Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia (as amended, restated, supplemented or otherwise modified, the "NationsBank/Virginia Revolving Credit Note") (the NationsBank/ASB Revolving Credit Note, the TWB Revolving Credit Note and the NationsBank/Virginia Revolving Credit Note are herein collectively referred to as the "Revolving Credit Notes"); and

     WHEREAS, the Term Loans are evidenced by, and are to be repaid with interest in accordance with, the terms and conditions of (i) that certain Amended and Restated Term Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of NationsBank/ASB in the original principal amount of Three Million Nine Hundred Thirty-four Thousand Nine Hundred Twenty-Seven Dollars ($3,934,927), as amended by that certain Term Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB and that certain Second Term Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB (as amended, restated, supplemented or otherwise modified, the "NationsBank/ASB Term Note"), (ii) that certain Amended and Restated Term Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of TWB in the original principal amount of One Million Nine Hundred Sixty-Seven Thousand Four Hundred Sixty-Three Dollars ($1,967,463), as amended by that certain Term Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and TWB and that certain Second Term Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and the FDIC, in its capacity as receiver for TWB (as amended, restated, supplemented or otherwise modified the "TWB Term Note"), and (iii) that certain Amended and Restated Term Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of Sovran Bank, N.A., predecessor in interest to NationsBank/Virginia in the original principal amount of Three Million Nine Hundred Thirty-Four Thousand Nine Hundred Twenty-Seven Dollars ($3,934,927), as amended by that certain Term Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia and that certain Second Term Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia (as amended, restated, supplemented or otherwise modified, the "NationsBank/Virginia Term Note") (the NationsBank/ASB Term Note, the TWB Term Note and the NationsBank/Virginia Term Note are herein collectively referred to as the "Term Notes"); and

     WHEREAS, the joint and several obligations of the Borrowers (other than WRMI) under and in connection with the Bank Group Letter of Credit Facility (the "Letter of Credit Obligations") are evidenced by, and are to be repaid with interest in accordance with, the terms and conditions of (i) that certain Amended and Restated Letter of Credit Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of NationsBank/ASB, as amended by that certain Letter of Credit Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB and that certain Second Letter of Credit Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/ASB (as amended, restated, supplemented or otherwise modified, the "NationsBank/ASB Letter of Credit Note") and
(ii) that certain Amended and Restated Letter of Credit Note dated March 30, 1990 from CSI, CEI, WMECI, DCC, and all of the Borrowers (except for IHHC, WBC, BEC, BCC and WRMI), as joint and several co-makers, payable to the order of Sovran Bank, N.A., predecessor in interest to NationsBank/Virginia, as amended by that certain Letter of Credit Note Modification Agreement dated September 14, 1993 by and among WMMG, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia and that certain Second Letter of Credit Note Modification Agreement dated November 30, 1994 by and among CSI, all of the Borrowers (except BCC, BEC and WRMI) and NationsBank/Virginia (as amended, restated, supplemented or otherwise modified, the "NationsBank/Virginia Letter of Credit Note") (the NationsBank/ASB Letter of Credit Note and the NationsBank/Virginia Letter of Credit Note are herein collectively referred to as the "Letter of Credit Notes") (the Revolving Credit Notes, the Term Notes, and the Letter of Credit Notes are herein collectively referred to as the "Bank Group Notes" and individually as a "Bank Group Note"); and

     WHEREAS, the "Obligations" (as defined in the Credit Agreement and herein collectively referred to as the "Bank Group Obligations"), including, without limitation, the Revolving Credit Loans, the Term Loans and the Letter of Credit Obligations, are secured by, among other things, the Collateral as defined in the Credit Agreement (as so defined, the "Collateral"). As used herein and in the Credit Agreement, the term Collateral includes, without limitation, all of each Borrower's now owned and hereafter acquired chattel paper, contract rights, documents, instruments, inventory, equipment, fixtures, accounts, and business records, together with the stock of any of the Borrowers other than WII and WRMI and includes, without limitation, (a) all of WII's rights in the DCC Loan Documents as defined below, (b) that certain promissory note in the original principal amount of Three Hundred Twenty-Five Thousand Dollars ($325,000) and having an outstanding principal balance as of the date hereof of Two Hundred Eighty-Two Thousand Five Hundred Eighty-One Dollars ($282,581) from CSI and payable to the order of WII and personally guaranteed by Mr. Arthur V. Conover III and pledged to the Agent, (c) those 22,859 shares of Common Stock, $5.00 par value per share, of Atlas Machine & Iron Works, Inc. owned by WII and pledged to the Agent,
(d) all rights of WEI and of WII, as transferee of WEI to payments under the Navy Cranes Contract as defined in the Credit Agreement and (e) all accounts and other assets of BCC (collectively, the "Specified Collateral"). In addition, the Bank Group Obligations are secured by (i) that certain Commercial Loan Deed of Trust dated July 9, 1987 from WII to trustees for the Agent and the Lenders and recorded in Clerk's Office of the Circuit Court of Fairfax County, Virginia (the "Fairfax Recording Office") in Deed Book 6787, page 500, as modified by a First Amendment to Commercial Loan Deed of Trust dated March 30, 1990 and recorded in the Fairfax Recording Office in Deed Book 7575, page 11 (as amended, restated, supplemented or otherwise modified, the "Falls Church Deed of Trust"), which Falls Church Deed of Trust covers all of the right, title and interest of WRMI, as transferee from WII, in and to certain real property located in Falls Church, Virginia (the "Falls Church Property") and secures the Bank Group Obligations to the extent of a maximum principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000), (ii) that certain Commercial Loan Deed of Trust dated July 9, 1987 from WII to trustees for the Agent and the Lenders and recorded in Clerk's Office of the Circuit Court of Prince William County, Virginia (the "Prince William Recording Office") in Deed Book 1493, page 1927, as modified by a First Amendment to Commercial Loan Deed of Trust dated March 30, 1990 and recorded in the Prince William Recording Office in Deed Book 1730, page 1589 (as amended, restated, supplemented or otherwise modified, the "Manassas Deed of Trust"), which Manassas Deed of Trust covers all of the right, title and interest of WRMI, as transferee from WII, in and to certain real property located in Manassas, Virginia (the "Manassas Property") and secures the Bank Group Obligations to the extent of a maximum principal amount of Two Million Dollars ($2,000,000),
(iii) that certain Commercial Loan Deed of Trust dated July 9, 1987 from PMPI and WII to trustees for the Agent and the Lenders and recorded in Clerk's Office of the Circuit Court of Bedford County, Virginia (the "Bedford Recording Office") in Deed Book 661, page 716, as modified by a First Amendment to Commercial Loan Deed of Trust dated March 30, 1990 and recorded in the Bedford Recording Office in Deed Book 762, page 56 (as amended, restated, supplemented or otherwise modified, the "Bedford County Deed of Trust"), which Bedford County Deed of Trust covers all of the right, title and interest of PMPI and WII in and to certain real property located in Bedford County, Virginia (the "Parcel 1 Bedford Property" and the "Parcel 2 Bedford Property", respectively, and collectively, the "Bedford County Property") and secures the Bank Group Obligations to the extent of a maximum principal amount of Five Hundred Thousand Dollars ($500,000.00),
(iv) that certain Commercial Loan Deed of Trust dated July 9, 1987 from APCI to trustees for the Agent and the Lenders (as amended, restated, supplemented or otherwise modified the "Baltimore Deed of Trust"), which Baltimore Deed of Trust covers all of the right, title and interest of APCI in and to certain real property located in Baltimore, Maryland (the "Baltimore Property") and secures the Bank Group Obligations to the extent of a maximum principal amount of Two Hundred Thousand Dollars ($200,000), (v) that certain Deed of Trust dated July 9, 1987 from JFBCC to trustees for the Agent and the Lenders (as amended, restated, supplemented or otherwise modified the "Dallas Parcel 2 Deed of Trust"), which Dallas Parcel 2 Deed of Trust covers all of the right, title and interest of JFBCC in and to certain real property located in Dallas, Texas (the "Second Dallas Property") and secures all of the Bank Group Obligations, and (vi) all of the rights, title and interest of WII in, to and under that certain loan made by WII to DCC on or about March 4, 1992 (the "DCC Loan"), including, without limitation
(a) that certain Promissory Note dated March 4, 1992 from DCC, as maker, payable to the order of WII in the original principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "DCC Note"), (b) that certain Security Agreement dated March 4, 1992 from DCC in favor of WII (the "DCC Security Agreement"), and
(c) that certain Deed of Trust dated March 4, 1992 from Dayton L. Windham and Billie Jo Windham to certain trustees for WII (the "DCC Deed of Trust") (the DCC Note, the DCC Security Agreement, the DCC Deed of Trust and any and all other agreements, documents or instruments which evidence, secure or guaranty all or any portion of the DCC Loan are herein collectively referred to as the "DCC Loan Documents") (the Falls Church Property, the Manassas Property, the Bedford County Property, the Baltimore Property and the Second Dallas Property are herein collectively referred to as the "Properties"). In addition to the foregoing, the Letter of Credit Obligations are secured by the "L/C Collateral" as defined in the Credit Agreement. The Credit Agreement, the Notes, the Falls Church Deed of Trust, the Manassas Deed of Trust, the Bedford County Deed of Trust, the Baltimore Deed of Trust, the Dallas Parcel 2 Deed of Trust, and any and all other agreements, documents or instruments that evidence, secure or guaranty payment of all or any portion of the Bank Group Obligations are herein collectively referred to as the "Bank Group Loan Documents"; and

     WHEREAS, NationsBank/Virginia is also the owner and holder of that certain Replacement and Consolidation Note executed and delivered by WII and made payable to NationsBank/Virginia dated as of September 14, 1993 in the original principal amount of Three Million Two Hundred Twenty-three Thousand Ninety-one and 66/100 Dollars ($3,223,091.66) (the "NB Real Estate Note"), which was issued pursuant to that certain Loan Restructuring Agreement dated as of September 14, 1993 among WII, WEC, WEI, WSECI (WEC, WEI and WSECI are collectively referred to as the "NB Guarantors") and NationsBank/Virginia (as amended, restated, supplemented or otherwise modified, the "NB Restructuring Agreement"); and

     WHEREAS, the obligations of WII under the NB Real Estate Note and the NB Restructuring Agreement (collectively, the "NB Obligations") are secured by (i) that certain Commercial Loan Deed of Trust dated October 22, 1985 from WII to trustees for NationsBank/Virginia, as modified by that certain Modification of Deed of Trust dated July 15, 1986 and that certain Deed of Appointment of Substitute Trustees and Second Modification to Deed of Trust dated as of September 14, 1993 and recorded in the Fairfax Recording Office in Deed Book 6253, page 1974 and in the Prince William Recording Office in Deed Book 1345, page 1075, as modified by a Modification of Deed of Trust dated July 15, 1986 and recorded in the Fairfax Recording Office in Deed Book 6452, page 1274 and in the Prince William Recording Office in Deed Book 1402, page 1892 and by a Deed of Appointment of Substitute Trustees and Second Modification to Deed of Trust dated as of September 14, 1993 and recorded in the Fairfax Recording Office in Deed Book 8860, page 1327 and in the Prince William Recording Office in Deed Book 2075, page 1724 (as amended, restated, supplemented or otherwise modified, the "NB Deed of Trust"), which NB Deed of Trust covers all of the right, title and interest of WII in and to the Falls Church Property and the Manassas Property, is senior to the Falls Church Deed of Trust and the Manassas Deed of Trust and secures the NB Obligations to the extent of a maximum principal amount of Three Million One Hundred Thousand Dollars ($3,100,000), (ii) that certain Assignment of Leases and Rents dated October 22, 1985 from WII to NationsBank/Virginia, as amended by that certain Amendment of Assignment of Leases and Rents dated July 16, 1986 (as amended, supplemented, restated or otherwise modified, the "NB Lease Assignment"), (iii) that certain Assignment of Leases, Rents and Profits dated September 14, 1993 from WII to NationsBank/Virginia and recorded in the Fairfax Recording Office in Deed Book 8860, page 1332 and in the Prince William Recording Office in Deed Book 2075, page 1724 (as amended, supplemented, restated or otherwise modified, the "Additional NB Lease Assignment"), (iv) that certain Guaranty of WEC dated
June 22, 1984, that certain Guaranty of WEI dated June 22, 1984, that certain Guaranty of WSECI dated June 22, 1984, that certain Unconditional Guaranty of WEI and WSECI dated October 22, 1985, as amended by that certain Amendment to Unconditional Guaranty dated July 15, 1986, that certain Guaranty of WEI dated October 22, 1985 and that certain Guaranty of WSECI dated October 22, 1985 (as amended, supplemented, restated or otherwise modified, collectively, the "NB Obligations Guaranties"; the NB Real Estate Note, the NB Restructuring Agreement, the NB Deed of Trust, the NB Lease Assignment, the Additional NB Lease Assignment, the NB Obligations Guaranties, and any and all other agreements, documents or instruments that evidence, secure or guaranty payment of all or any portion of the NB Obligations are herein collectively referred to as the "NB Loan Documents"); and

     WHEREAS, WII transferred, subject to all encumbrances, to WRMI the Falls Church Property and the Manassas Property pursuant to a Deed dated November 27, 1996 and recorded in the Fairfax Recording Office in Deed Book 9867, page 0893 and a Deed dated November 27, 1996 and recorded in the Prince William Recording Office in Deed Book 2395, page 1191, respectively, and WII intends to transfer, subject to all encumbrances, to WRMI on the Closing Date the Parcel 2 Bedford Property; and

     WHEREAS, as of March 17, 1997, the aggregate unpaid principal balance and accrued and unpaid interest under each of the Bank
Group Notes and the NB Real Estate Note was as follows:

Note                                   Principal Balance   Accrued
and
                                                         Unpaid
Interest
NationsBank/ASB Revolving Credit Note        288,728.12     83,937.09
NationsBank/Virginia Revolving Credit Note   797,581.08    178,454.16
NationsBank/ASB Term Note                    669,523.19    105,440.63
NationsBank/Virginia Term Note               493,513.22     77,721.48
NationsBank/ASB Letter of Credit Note      1,506,822.28    614,804.41
NationsBank/Virginia Letter of Credit Note 1,427,733.60    581,920.42
     Total                                 5,183,901.49  1,642,278.19

TWB Revolving Credit Note                    890,824.45    161,899.30
TWB Term Note                                437,926.95     69,159.45
     Total                                 1,328,751.40    231,058.75

NB Real Estate Note                        1,530,852.10    196,746.38

     WHEREAS, (i) the Borrowers desire to make certain discounted payments with respect to the Bank Group Obligations and the NB Obligations such that, after giving effect thereto, all of the Bank Group Obligations owing to the FDIC shall have been paid in full and the Bank Group Obligations owing to NationsBank and the NB Obligations shall have been paid in part, (ii) the Borrowers and NationsBank desire to restructure a portion of the Bank Group Obligations owing to NationsBank and a portion of the NB Obligations, (iii) the Borrowers (other than WII) wish to become jointly and severally liable for the NB Obligations and the Borrowers wish to also secure the NB Obligations with the same Collateral as currently secures the Bank Group Obligations and
(iv) WRMI desires to become a Borrower and assume all of WII's obligations under the Falls Church Deed of Trust, the Manassas Deed of Trust, the Bedford Deed of Trust, the NB Deed of Trust and the Additional NB Lease Assignment;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent, NationsBank, the FDIC and the Borrowers hereby agree as follows:


ARTICLE I

SETTLEMENT

     This Agreement sets forth the understandings and agreements by and among the Borrowers and the Lenders regarding the discounted payments with respect to the Bank Group Obligations and the NB Obligations, the restructuring of a portion of the Bank Group Obligations owing to NationsBank and a portion of the NB Obligations and the additional joint and several liability and collateral security for the NB Obligations.

     Subject to and in accordance with the terms and conditions of this Agreement, on the date when all of the conditions precedent set forth in Article VI have been satisfied but in no event later than March 31, 1997 (the "Closing Date"), the events specified in this Article I shall occur.

     Section 1.01 NationsBank Settlement. The Borrowers shall cause to be delivered to NationsBank the following:

(a)     $1,606,332.87 in immediately available funds;

(b) a Replacement and Consolidation Note in the original principal amount of Two Million Dollars substantially in the form of Exhibit A-1 hereto (the "First Replacement Note") pursuant to which Bank Group Obligations owing to NationsBank in such principal amount shall be restructured as more fully described in
Article II hereof and consolidated, executed by each of the Borrowers;

(c) a Replacement Note in the original principal amount of Five Hundred Thousand Dollars substantially in the form of Exhibit A-2 hereto (the "Second Replacement Note" and, collectively with the First Replacement Note, the "Replacement Notes") pursuant to which NB Obligations owing to NationsBank in such principal amount shall be restructured as more fully described in Article II hereof, executed by each of the Borrowers;

(d) an Interest Bearing Convertible Debenture executed by WII substantially in the form of Exhibit B hereto in the original principal amount of Four Hundred Ten Thousand Dollars ($410,000) and convertible at the option of NationsBank for shares of Common Stock, par value $.10 per share, of WII (the "WII Common Stock") representing sixteen and four-tenths of one percent (16.4%) of the shares of WII Common Stock outstanding on a fully diluted basis as of the date of such conversion (the "NB Debenture");

(e) a Guaranty of WII's obligations under the NB Debenture substantially in the form of Exhibit C hereto (the "NB Guaranty") executed by each of the Borrowers other than WII; and

(f) a Registration Rights Agreement substantially in the form of Exhibit D hereto (the "Registration Rights Agreement") executed by WII and the FDIC.

In consideration of the foregoing, the release by the Borrowers of NationsBank and others from certain liability pursuant to the release provisions contained in Section 7.01 hereof and the additional joint and several liability and collateral security for the NB Obligations provided pursuant to the Second Replacement Note and Section 8.10 hereof, and subject to the terms and conditions contained in this Agreement, NationsBank hereby agrees to (i) accept such deliveries as payment in full of (A) all of the Bank Group Obligations owing to NationsBank other than the Two Million Dollars ($2,000,000) in principal amount thereof to be evidenced by the First Replacement Note and (B) all of the NB Obligations outstanding as of the date hereof other than Five Hundred Thousand Dollars ($500,000) in principal amount thereof to be evidenced by the Second Replacement Note and (ii) release or, in the case of WBC, assign to CIT the Agent's existing liens, if any, on all personal property and proceeds thereof owned by GC, PMPI (except to the extent such liens exist pursuant to the Bedford Deed of Trust), WBC, WEC and WSECI (collectively, the "Released Collateral").

     Section 1.02 FDIC Settlement. The Borrowers shall cause to be delivered to the FDIC the following:

(a)     $501,933.62 in immediately available funds;

(b) an Interest Bearing Convertible Debenture executed by WII substantially in the form of Exhibit B hereto in the original principal amount of Ninety Thousand Dollars ($90,000) and convertible at the option of the FDIC for shares of Common Stock, par value $.10 per share, of WII (the "WII Common Stock") representing three and six-tenths of one percent (3.6%) of the shares of WII Common Stock outstanding on a fully diluted basis as of the date of such conversion (the "FDIC Debenture" and, collectively with the NB Debenture, the "Debentures");

(c) a Guaranty of WII's obligations under the FDIC Debenture substantially in the form of Exhibit C hereto (the "FDIC
Guaranty") executed by each of the Borrowers other than WII; and

(d)     the Registration Rights Agreement executed by WII and
NationsBank.

In consideration of the foregoing and the release by the Borrowers of the FDIC and others from certain liability pursuant to the release provisions contained in Section 7.01 hereof, and subject to the terms and conditions contained in this Agreement, the FDIC hereby agrees to (i) accept such deliveries as payment in full of the Bank Group Obligations owing to the FDIC and (ii) acknowledge that it shall no longer have any interest, directly or through the Agent, in any of the Collateral and that its agency relationship with the Agent pursuant to the Bank Group Loan Documents shall terminate in its entirety.

     Section 1.03 Settlement. The effective consummation of each of the transactions referred to in this Article I is referred to herein as the "Settlement".

ARTICLE II

THE REPLACEMENT NOTES

     The Bank Group Obligations owing to NationsBank after giving effect to the Settlement and to be evidenced by the First Replacement Note (hereinafter collectively referred to, together with all other indebtedness, liabilities, obligations and duties relating thereto owing to NationsBank pursuant to the Settlement Documents and the Surviving Documents, whether existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, as the "Continuing BG Obligations") shall be modified in accordance with the terms of the First Replacement Note and this Article II and the NB Obligations owing to NationsBank after giving effect to the Settlement and to be evidenced by the Second Replacement Note (hereinafter collectively referred to, together with all other indebtedness, liabilities, obligations and duties relating thereto owing to NationsBank pursuant to the Settlement Documents and the Surviving Documents, whether existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, as the "Continuing NB Obligations" and, collectively with the Continuing BG Obligations, the "Continuing Obligations") shall be modified in accordance with the terms of the Second Replacement Note and this Article II.

     Section 2.01 Payment Schedule and Maturity Date. (a) Prior to final maturity, the First Replacement Note shall be due and payable in installments of $21,221.38 each, inclusive of interest, based on a twenty (20) year amortization schedule for $2,500,000 in principal and interest accruing at a fixed rate of eleven percent (11%) per annum. The first installment shall be due and payable on May 1, 1997 and a like installment shall be due and payable on the first day of each succeeding month thereafter; provided, however, that on December 31, 1997, the final maturity of the First Replacement Note, the entire principal balance of the First Replacement Note then unpaid and all accrued interest then unpaid shall be finally due and payable.

     (b) Prior to final maturity, the Second Replacement Note shall accrue interest at a fixed rate of eleven percent (11%) per annum which shall be due and payable commencing on May 1, 1997 and on the first day of each succeeding month thereafter. On
December 31, 1997, the final maturity of the Second Replacement Note, the entire principal balance of the Second Replacement Note then unpaid and all accrued interest then unpaid shall be finally due and payable.

     Section 2.02 Prepayments. Any of the Borrowers may make optional prepayments of the outstanding principal under the Replacement Notes at any time and such prepayments shall be applied first, to reduce the outstanding principal amount of the Second Replacement Note and second, to reduce the scheduled payments of principal under the First Replacement Note pursuant to
Section 2.01(a) in the inverse order of maturity; provided, however, that so long as at the time of any such prepayment no Default shall have occurred and be continuing, such prepayment shall be applied first, to the payment of any interest currently accrued and unpaid or to accrue and be payable within the next thirty (30) days, second, to the payment of any principal currently due or to become due within the next thirty (30) days and third, as otherwise provided in this sentence.

     Section 2.03 Collateral Security. The Continuing BG Obligations shall continue to be secured by the same Collateral (other than the Released Collateral) which currently secures the Bank Group Obligations. The Continuing NB Obligations shall continue to be secured by the same Collateral which currently secures the NB Obligations and shall also be secured by the same Collateral (other than the Released Collateral) which currently secures the Bank Group Obligations.

     Section 2.04 Carve-Out Note. NationsBank shall continue to hold that certain Carve-Out Promissory Note dated July 26, 1996 from APCI payable to the order of NationsBank in the original principal amount of Two Hundred Thousand Dollars ($200,000) (the "Carve-Out Note"). The Carve-Out Note shall evidence that portion of the Continuing BG Obligations that are secured by the Baltimore Deed of Trust. In the event of that the Carve-Out Note is endorsed over to a third party as is currently contemplated by the parties, the amount of any consideration received by NationsBank for such endorsement (which the parties acknowledge may be less than the face amount of the Carve-Out Note) shall be applied to reduce the outstanding Continuing BG Obligations by such amount of consideration.


ARTICLE III

DELIVERY OF DOCUMENTS

     Section 3.01 Deliveries to the Lenders. On or before the Closing Date, each of the Borrowers shall deliver or cause to be delivered to NationsBank each of the following documents (collectively, the "Closing Documents") and each of the following payments to the FDIC and NationsBank, except to the extent waived by the applicable Lender, all of which shall be in form and substance satisfactory to NationsBank:

     (a) Settlement Documents. This Agreement, the NB Debenture, the FDIC Debenture, the NB Debenture Guaranty, the FDIC Debenture Guaranty, the Registration Rights Agreement, the Replacement Notes, UCC-1 Financing Statements between WRMI as debtor and the Agent as secured party to be filed in such locations as are necessary or advisable to perfect the Agent's security interest in the Collateral held by WRMI (the "WRMI UCC's"), a Second Amendment to Commercial Deed of Trust and Assumption Agreement with respect to the Falls Church Deed of Trust substantially in the form of Exhibit E-1 hereto, a Second Amendment to Commercial Deed of Trust and Assumption Agreement with respect to the Manassas Deed of Trust substantially in the form of Exhibit E-2 hereto, a Second Amendment to Commercial Deed of Trust and Assumption Agreement with respect to the Bedford Deed of Trust substantially in the form of Exhibit E-3 hereto and a Third Modification to Deed of Trust and Assumption Agreement with respect to the NB Deed of Trust and the Additional NB Lease Assignment substantially in the form of Exhibit E-4 hereto (collectively, the "Assumption Agreements" and, collectively with this Agreement, the NB Debenture, the FDIC Debenture, the NB Debenture Guaranty, the FDIC Debenture Guaranty, the Registration Rights Agreement, the Replacement Notes and the WRMI UCC's, the "Settlement Documents"), pursuant to which (i) the references in the Falls Church Deed of Trust, the Manassas Deed of Trust and the Bedford Deed of Trust to the indebtedness secured thereby will contain an express reference to the First Replacement Note and the references in the NB Deed of Trust and the Additional NB Lease Assignment to the indebtedness secured thereby will contain an express reference to the Second Replacement Note and (ii) WRMI, as transferee of the Falls Church Property, the Manassas Property and the Parcel 2 Bedford Property, will expressly assume all of WII's obligations under the Falls Church Deed of Trust, the Manassas Deed of Trust, the Bedford Deed of Trust and the NB Deed of Trust (collectively, the "Deeds of Trust") as well as the Additional NB Lease Assignment, shall have been executed by each of the Borrowers party thereto and delivered to the Agent.

     (b) Title Policies. Pre-paid full coverage mortgagee policies of title insurance or endorsements to existing policies on the Falls Church Property, the Manassas Property and the Bedford County Property (collectively, the "Real Property"), as appropriate (the "Title Policies") on the ALTA Loan Policy-1970 form in the amounts specified by NationsBank, acceptable in all respects to the Lender and issued by a title company (the "Title Company") that is satisfactory to the Lender, in its sole and absolute discretion, or an unconditional obligation on the part of the Title Company for the issuance thereof pursuant to a countersigned instruction letter approved by the Lender, which Title Policies shall (i) insure that the Deeds of Trust constitute a valid and recorded first or, in the case of the Falls Church Deed of Trust and the Manassas Deed of Trust only, second lien upon, and that WRMI or PMPI, as applicable, has a good and marketable fee simple title interest in, the Real Property, subject only to such matters affecting title to the Property as are approved by NationsBank in writing, and, except as otherwise expressly provided herein, will secure all of the Continuing BG Obligations or in the case of the NB Deed of Trust only, the Continuing NB Obligations, (ii) contain no exception as to survey matters, (iii) provide affirmative coverage against filed and unfiled mechanics' and materialmen's liens, (iv) include such endorsements (including, without limitation, comprehensive, usury and variable mortgage rate endorsements) as are required by the Lender and (v) provide for such reinsurance as the Lender may require.

     (c) UCC Searches. NationsBank shall have received from the Borrowers the results of all UCC, tax lien and judgment searches conducted by or for the benefit of CIT.

     (d) Insurance. Insurance policies or certificates therefor evidencing the insurance coverages required by the respective Deeds of Trust, the Baltimore Deed of Trust and the Dallas Parcel 2 Deed of Trust. All such insurance policies shall name NationsBank as mortgagee and "additional insured," shall provide that with respect to NationsBank, the insurance shall not be invalidated by any action or inaction by the applicable Borrower, including, without limitation, any representations made by such Borrower in the procurement of such insurance, shall provide that they shall not be canceled or amended without at least sixty (60) days' prior written notice to NationsBank and all such insurance policies except liability insurance shall be first payable in case of loss to NationsBank by means of a standard non-contributory mortgagee clause (or endorsement); provided, however, that in the case of any loss, NationsBank may, in its reasonable discretion, permit the use of any such insurance proceeds, and make the same available, for the restoration of the damaged Property covered by such insurance.

     (e) Additional Collateral Information. Such other information regarding the Collateral as the Lender may request.

     (f) Required Payments. NationsBank and the FDIC shall have received from the Borrowers the cash payments referred to in Sections 1.01(a) and 1.02(a), respectively.

     (g) Opinion of Counsel. The Borrowers shall have delivered to the Lenders one or more opinions of counsel, opining, among other things, that each of the Operating Borrowers has all requisite power and authority to enter into the transactions that are the subject of this Agreement and to execute and deliver each of the Settlement Documents to which such Person is a party; that each of the Settlement Documents has been duly and properly executed and delivered by each of such Persons party thereto; and that each of the Settlement Documents is and constitutes the legal, valid and binding obligation of each of such Persons party thereto, enforceable in accordance with its respective terms.

     (h) Certificates of Incorporation; Good Standing; Evidence of Revocation or Dissolution. Each of the Operating Borrowers shall have delivered a copy of its Certificate or Articles of Incorporation certified by and a Good Standing Certificate issued by the Secretary of State or comparable governmental authority of the jurisdiction of such Borrower's incorporation. With respect to each of the Borrowers that is not an Operating Borrower, such Borrower shall have delivered to the Agent written evidence of the revocation of the charter or the dissolution of such Borrower or such other written evidence that such Borrower is not in good standing.

     (i) Incumbency and Authorization. Each of the Borrowers shall have provided evidence satisfactory to Agent of the incumbency of the officers executing documents on behalf of such Borrower, and copies, certified by a duly authorized officer to be true and complete on and as of the Closing Date, of its Certificate or Articles of Incorporation, its bylaws and the records of all corporate action taken by such Borrower to authorize its execution and delivery of each of the Settlement Documents to which it is or is to become a party as contemplated or required by this Agreement and its performance of all of its agreements and obligations under each of such documents.

     (j) Representations True, No Default. Each of the representations and warranties of the Borrowers contained in this Agreement, the other Settlement Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the Closing Date, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Settlement Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default shall have occurred and be continuing, and the Borrowers shall have delivered to the Lenders a certificate to that effect.

     (k) CIT/Pribyla Documents. The Borrowers shall have delivered to the Lenders copies of all documents to be entered into between any of the Borrowers on the one hand and The CIT Group/Credit Finance, Inc. ("CIT") or Mrs. Eugene Pribyla and the estate of Mr. Eugene Pribyla, on the other, and all such documents shall be in form and substance satisfactory to the Lenders.

     Section 3.02 Deliveries to the Borrowers. On or before the Closing Date, the Agent shall deliver or cause to be delivered to the Borrowers each of the following documents, except to the extent waived by the Borrowers:

     (a) Discharges or releases by the Agent with respect to the NB Deed of Trust, the NB Lease Assignment, the Additional NB Lease Assignment and the Released Collateral, as requested by the Borrowers and in form and substance satisfactory to the Agent, along with such original motor vehicle titles as are in the Agent's possession and relate to the Released Collateral.

     (b) The original Bank Group Notes issued to the FDIC and the original NB Real Estate Note to the extent they are in the Lenders' possession.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement, each of the Borrowers represents and warrants to each of the Lenders that, each of the following are true and correct as of the Closing Date:

     Section 4.01 Existence; Good Standing. Each of the Operating Borrowers (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority and full legal right to own its property and to carry on the business in which it is engaged and (iii) is duly qualified to do business in each jurisdiction in which the transaction of its business or the ownership of its property makes such qualification necessary or appropriate.

     Section 4.02 Authority; Execution of Agreement. Each of the Borrowers is executing this Agreement and the other Settlement Documents to which such Person is a party of such Person's own free will and accord with full knowledge of the facts stated herein and therein, and based upon the legal advice given to such Person by such Person's attorneys. Each of the Borrowers has full power and authority to execute and deliver this Agreement and the other Settlement Documents to which such Person is a party, and to enter into and perform the transactions that are the subject hereof and thereof. This Agreement and each of the other Settlement Documents executed and delivered on or prior to the Closing Date constitute, and each of the other Settlement Documents thereafter executed and delivered will constitute, legal, valid and binding obligations of each of the Borrowers party thereto, enforceable in accordance with their respective terms.

     Section 4.03 No Conflicts. The execution and delivery by each of the Borrowers of this Agreement and the other Settlement Documents to which such Borrower is a party and the performance of such Borrower's respective obligations under this Agreement and the other Settlement Documents to which such Borrower is a party, in order to effectuate the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, do not and will not, to the extent applicable, (a) conflict with any provision of such Borrower's articles of incorporation or bylaws, (b) violate any order of any court or governmental authority or (c) conflict with or result in a breach or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of such Borrower's property or assets (other than that created pursuant to the Settlement Documents) or result in the acceleration of such Borrower's indebtedness pursuant to any agreement, instrument or indenture to which such Borrower is a party or by which such Borrower or any of such Borrower's properties may be bound or affected. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution of, delivery by or performance by any of the Borrowers under this Agreement and the other Settlement Documents to which such Borrower is a party, or to consummate any of the transactions contemplated by this Agreement and the other Settlement Documents to which such Borrower is a party.

     Section 4.04  No Bankruptcy.  Except as set forth on
Schedule 4.04 attached hereto, none of the Borrowers has made an assignment for the benefit of creditors, or filed or intends to file a petition in bankruptcy, or been adjudicated insolvent or bankrupt, or petitioned a court for the appointment of any receiver or custodian of or trustee for it or any substantial part of its property, or commenced any proceeding relating to any of the Borrowers under any reorganization, rearrangement, readjustment of debt, dissolution, rehabilitation or liquidation law or statute of any jurisdiction, nor do any of the Borrowers contemplate so doing.

     Section 4.05  Insolvency Litigation.  Except as set forth on
Schedule 4.05 attached hereto, no proceeding of the nature described in Section 4.04 has been threatened, commenced or is pending against any of the Borrowers nor has any order for relief been entered with respect to any of the Borrowers under the Federal Bankruptcy Code or any state insolvency laws.

     Section 4.06  Litigation.  Except as set forth on
Schedule 4.06 attached hereto, there are no pending, threatened or reasonably anticipated actions, suits or proceedings before or by any court or administrative agency that (a) question the validity of this Agreement or any of the other Settlement Documents,
(b) seek to restrain or prohibit or obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, (c) pertain to any of (i) the Real Property or the existence on or release from the Real Property of any Hazardous Substances as hereinafter defined, or
(ii) any other the other Collateral or (d) are likely in any case or in the aggregate to affect the consummation or the effectiveness of the transactions contemplated hereby or to have or result in a material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Borrower (with respect to such Borrower, a "Material Adverse Effect").

     Section 4.07 Title. Each of the Borrowers owns good, clear, record and marketable title in fee simple to such Borrower's properties and assets constituting Collateral and such properties and assets are free and clear of any and all material liens, encumbrances or other interests, except as set forth on
Schedule 4.07 attached hereto and except as set forth in the title insurance commitment issued to NationsBank in connection with the Real Property, if any, owned by such Borrower.

     Section 4.08 Eminent Domain. No condemnation or eminent domain proceeding has been commenced or is threatened that would involve or result in the taking of any portion of the Properties and none of the Borrowers is aware of any contemplated condemnation or eminent domain proceeding which might affect all or any portion of the Properties.

     Section 4.09 Bills and Expenses. The unpaid bills and expenses listed on Schedule 4.09 attached hereto, are (a) the only outstanding obligations relating to the Real Property as of the Closing Date in excess of $10,000 in the aggregate with respect to any Person, all of which obligations shall be paid in full on the Closing Date, and (b) to the best of the Borrowers' knowledge after due inquiry, the only outstanding obligations relating to the other Properties as of the Closing Date in excess of $10,000.

     Section 4.10 Mechanics' Liens. No action has been taken, suffered or permitted that would establish, cause or permit the imposition, inception or priority of any mechanics' or materialmen's lien (statutory, constitutional or otherwise) upon the Real Property or any part thereof or interest therein relating to outstanding obligations owing to any Person in excess of $10,000 in the aggregate with respect to any Person, except as described on Schedule 4.10 attached hereto.

     Section 4.11  Environmental Compliance.  To the best of the
Borrowers' knowledge:

     (a) none of the Borrowers or any operator of the Properties or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of any of the Borrowers;

     (b) none of the Borrowers has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
(iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence or costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

     (c)(i) no portion of the Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Properties;
(ii) in the course of any activities conducted by the Borrowers or operators of their properties, no Hazardous Substances have been generated or are being used on any portion of the Properties except in accordance with applicable Environmental Laws;
(iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers, which releases would have a material adverse effect on the value of any of the Properties or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Properties which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Properties; and (v) in addition, any Hazardous Substances that have been generated on any of the Properties have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

     (d) None of the Borrowers or any of the Properties is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Deed of Trust or to the effectiveness of any other transactions contemplated hereby.

     Section 4.12 Compliance with Law and Permits. To the best of the Borrowers' knowledge, the Properties and each of the buildings or other improvements located thereon, as presently existing, do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, or any permit or authorization issued thereunder, including but not limited to laws, regulations or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, wetlands protection and protection of the environment. All permits and approvals required by all governmental requirements applicable to the Properties, including, without limitation, all necessary building permits or permits of occupancy, have been or will be, prior to the commencement of work requiring such permits or approvals, issued by the appropriate governmental authorities and the improvements.

     Section 4.13  Taxes.  Except as otherwise set forth on
Schedule 4.13 attached hereto, each of the Borrowers has filed or caused to be filed all Federal, state and local income, excise, property and other tax returns and informational reports which are required to be filed, all such returns and reports are true and correct, and each of the Borrowers has paid or has caused to be paid all taxes as shown on such returns or on any assessment received by any of them, to the extent that such taxes have become due, including, but not limited to, all F.I.C.A. payments.

     Section 4.14 Complete Disclosure. There are no undisclosed facts or circumstances of which any of the Borrowers has knowledge that could in any way have a material adverse effect on any of the Collateral or its value.

     Section 4.15 Financial Statements. The audited financial statements of each of the Borrowers for the fiscal year ending July 31, 1996 submitted to the Lenders are true, complete and correct, fairly represent the financial condition of such Person and, as applicable, the results of operations and changes in financial position for the respective periods indicated, have been prepared in accordance with, in the case of the Borrowers, generally accepted accounting principles or, in the case of the Partnerships, prepared on an income tax basis, which preparation, in either case, shall be applied on a basis consistent with prior periods, and fairly state the assets and liabilities of such Person. As of the date of such financial statements, there are no liabilities, direct or indirect, fixed or contingent, matured or unmatured, of such Person which are not reflected therein. There has been no Material Adverse Effect with respect to any Borrower since the date of such financial statements.

     Section 4.16  No Defaults.  Except as set forth on
Schedule 4.16 attached hereto, none of the Borrowers is in default under any contract, agreement, commitment or other instrument which default could have a Material Adverse Effect with respect to such Borrower, or in the performance of any covenants or conditions respecting any of such Borrower's indebtedness.

     Section 4.17 Utilities. Electric, gas, water, storm and sanitary sewer, telephone lines and other utility facilities and services are available and adequate to serve the Properties.

     Section 4.18 No Wetlands. No portion of the Properties is categorized as "wetlands" subject to restrictions under the Clean Water Act, 33 U.S.C. Section Section 1251 et seq. As used herein, the term "wetlands" means those areas that are inundated or saturated by surface or ground water at a frequency and duration sufficient to support, and that under normal circumstances, do support a prevalence of vegetation typically adapted for life in saturated soil conditions. Wetlands generally include swamps, marshes, bogs and similar areas.

     Section 4.19 True and Correct. All information and documents furnished and to be furnished to the Lender pursuant to this Agreement are true, accurate and complete in all material respects. No representation or warranty by any of the Borrowers contained in this Agreement or in any of the Settlement Documents, contains any untrue statement of a material fact, or omits any material fact or statement necessary to make the facts or statements contained herein or therein not false or misleading.

     Section 4.20 Capitalization of WII. The authorized capital stock of WII will, on and as of the Closing Date, consists of 10,000,000 shares of Common Stock. A description of the Common Stock and of the voting powers, rights and privileges thereof is stated in WII's Articles of Incorporation, a true and correct copy of which as of the date hereof and as of the Closing Date is attached as Schedule 4.20 hereto.

     Section 4.21 Authorization of the Issuance of the Debentures and the Debenture Shares. WII has duly and property authorized
(a) the issuance to the Lenders of (a) the Debentures and (b) the shares of Common Stock issuable by WII in the event of the conversion of the NB Debenture and the FDIC Debenture (the "Debenture Shares"). The Debentures have been issued in compliance with the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws and the rules and regulations promulgated thereunder.

ARTICLE V

COVENANTS

     The Borrowers covenant and agree that from the date here until all of the Continuing Obligations are paid and performed in full, the Borrowers will continue to comply in all respects with the terms of the Settlement Documents and the Surviving Documents and, in addition, the Borrowers will:

     Section 5.01 Records. Maintain proper records and books of account, in which complete entries are made in accordance with generally accepted accounting principles, and permit the Lenders and their duly authorized agents or representatives access, upon request therefor and during normal business hours, to such books, records, receipts and other data relating to the Borrowers and the Collateral and to make extracts therefrom.

     Section 5.02 Insurance. Maintain in full force and effect the policies of insurance required to be maintained, in such amounts and containing such provisions as are required under the Deeds of Trust, the Baltimore Deed of Trust and the Dallas Parcel 2 Deed of Trust.

     Section 5.03 Indebtedness. Pay all indebtedness or obligations promptly and in accordance with their terms as the same now exist or may be amended from time to time and pay and discharge promptly all taxes, assessments and governmental fees, charges or levies imposed upon each Borrower or such Borrower's income or profits or upon such Borrower's properties or any part thereof, before the same shall be in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such properties or any part thereof.

     Section 5.04 Environmental Compliance. Any building materials or other items located in or around the Properties which qualify as Hazardous Substances or are otherwise unacceptable to NationsBank in its reasonable judgment shall immediately be removed from the Properties at the cost and expense of the Borrowers. NationsBank shall have no obligation to inspect for or discover such building materials or other items. The Borrowers hereby agree on a joint and several basis to indemnify and hold NationsBank harmless from and against any liability, loss or expense (including reasonable attorneys' fees and disbursements) which it may incur or sustain in connection with the existence or removal of such Hazardous Substances relating to the Properties.

     Section 5.05 Notices. Notify the Lenders promptly after learning of (a) any action, suit or proceeding at law or in equity or by or before any governmental authority involving any of the Borrowers or any of the Collateral; (b) any condition or event that constitutes, or with notice or lapse of time or both would constitute, a Default; and (c) any material adverse change in the condition (financial or otherwise) of any of the Borrowers. In addition, the Borrowers will give the Lenders prior written notice in the event that any of the Borrowers, regardless of whether it is an Operating Borrower, shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of such Borrower or any of such Borrower's property or assets; (ii) be unable, or admit in writing such Borrower's inability, generally to pay such Borrower's debts as they mature; (iii) make a general assignment for the benefit of creditors; or (iv) file a voluntary petition of bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any law or statute pertaining to bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or similar statute analogous in purpose and effect.

     Section 5.06 Assurances; Expenses. At the request of NationsBank, execute and deliver such financing statements, documents and instruments, and perform all other acts as NationsBank reasonably deems necessary or desirable, and pay, upon demand, all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Lenders, in connection with the administration or interpretation of any of the Settlement Documents or the Surviving Documents, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder, the maintenance of any lien on any collateral granted to NationsBank pursuant to any of the Settlement Documents or the Surviving Documents, or the enforcement of or preservation of rights under this Agreement or any of the other Settlement Documents or the Surviving Documents against any of the Borrowers. The liability of the Borrowers under this Section 5.06 shall be joint and several.

     Section 5.07 No Sale or Lien on Equity. Not sell, assign, transfer, convey or encumber any interest held by any Borrower in any of the Borrowers, without the prior written consent of NationsBank.

     Section 5.08  Compliance with Law and Permits.  Ensure that
(a) the Properties and each of the buildings or other improvements located thereon do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, or any permit or authorization issued thereunder, including but not limited to laws, regulations or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, wetlands protection and protection of the environment, of which they have knowledge and (b) all permits and approvals required by all governmental requirements applicable to the Properties, including, without limitation, all necessary building permits or permits of occupancy, are or will be issued, prior to the commencement of work requiring such permits or approvals, by the appropriate governmental authorities and the improvements.

     Section 5.09 Certain Debenture Share Matters. WII covenants and agrees as follows:

     (a) If and when issued pursuant to the terms of the NB Debenture or the FDIC Debenture, as applicable, the Debenture Shares so issued will (i) be duly authorized, validly issued, fully paid and non-assessable, (ii) be issued free from violation of any preemptive or other right and (iii) be issued in compliance with the Securities Act and any applicable state securities laws and the rules and regulations promulgated thereunder. At the time that any Debenture Shares are issued, WII will transfer to the applicable Lender valid and indefeasible title to such Debenture Shares free and clear of all liens and encumbrances.

     (b) WII shall at all times keep reserved for issuance such number of authorized shares of Common Stock constituting the Debenture Shares as may be required to be issued upon any conversion of the NB Debenture or the FDIC Debenture.

     Section 5.10 UCC Searches. The Borrowers shall promptly, and in any event within forty-five (45) days after the Closing Date, deliver to the Agent copies of UCC searches conducted with respect to the Collateral in all relevant jurisdictions to the extent not delivered to the Agent on or before the Closing Date.

     Section 5.11  Financial Covenants.

     (a) Minimum Net Worth. Each of the Borrowers covenants and agrees to cause WII's consolidated net worth to be not less than One Million Dollars ($1,000,000) at all times.

     (b) Current Ratio. Each of the Borrowers covenants and agrees to cause the ratio of (a) the aggregate amount of WII's consolidated cash, accounts receivable (net of allowances for doubtful accounts), to the extent not already included in the calculation of accounts receivable, costs and estimated earnings in excess of billings on uncompleted contracts, and inventory to
(b) the aggregate amount of WII's consolidated accounts payable, notes payable, current maturities of long-term debt (other than the payments due on December 31, 1997 under the Replacement Notes) and billings in excess of costs and estimated earnings to be greater than 1.0:1.0 at all times.

ARTICLE VI

DEFAULTS

     Section 6.01 Defaults. The occurrence of any one or more of the following events shall constitute a "Default" hereunder:

     (a) Any Borrower shall fail to pay, when due, any principal, interest or any other sum payable hereunder, under either Replacement Note, any Debenture, any other Settlement Document or any Surviving Document (whether upon maturity thereof, upon any installment payment date, upon any mandatory prepayment date, upon acceleration or otherwise).

     (b) Any representation or warranty of any Borrower made herein or in any other Settlement Document shall prove to have been incorrect in any material respect on or as of the date made or deemed to have been made.

     (c) Any Borrower shall fail to observe, satisfy or perform any other term, covenant or agreement contained in this Agreement, in any other Settlement Documents or in any Surviving
Document, and such failure shall continue unremedied for any grace period applicable thereto.

     (d) Any Borrower shall default beyond any applicable grace period with respect to any indebtedness or contingent obligations owing by such Borrower to any Lender or any third party, including, without limitation, CIT, and involving an amount in any such case of $25,000 or more.

     (e)     Any Operating Borrower (other than WEI) shall:
(i) apply for or consent to the appointment of a receiver, trustee or liquidator of such Borrower or any of such Borrower's property or assets; (ii) be unable, or admit in writing such Borrower's inability, generally to pay such Borrower's debts as they mature;
(iii) make a general assignment for the benefit of creditors;
(iv) file a voluntary petition of bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any law or statute pertaining to bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or similar statute analogous in purpose and effect or
(v) any action shall be commenced seeking an order for relief against any Operating Borrower, or seeking reorganization, arrangement or composition of such Borrower or such Borrower's debts under any law or statute pertaining to bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or similar statute analogous in purpose and effect.

     (f) The issuance of any attachment or garnishment against any Borrower as the debtor, which is not discharged within thirty
(30) days thereafter.

     (g) One or more judgments or decrees in excess of $50,000 in any such case shall be entered against any Operating Borrower (other than WEI) and shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

     (h) Any Borrower shall revoke or attempt to revoke any Settlement Document or any Surviving Document.

     Section 6.02 Remedies. Upon the occurrence and during the continuance of any Default, then in each and in every such case, the applicable Lender may, at any time thereafter, at the same or different times, exercise and/or enforce any one or more of the following remedies and/or rights either individually, in combination, or cumulatively:

     (a) Declare the Replacement Notes or the Debenture held by such Lender to be due and payable, whereupon such Notes or Debenture shall become immediately due and payable, as to both principal and accrued and unpaid interest, and all fees and expenses, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

     (b) Set-off, without notice to any Borrower, any and all deposits (whether evidenced by passbook, certificate of deposit or otherwise) and any other credits, indebtedness, claims or other sums at any time held or owing by such Lender to or for the credit of such Borrower against any amount due by such Borrower to such Lender hereunder or under any other Settlement Document or under any Surviving Document.

     (c) Take any or all actions or exercise any or all of its rights permitted under any or all of the Settlement Documents or Surviving Documents.

     (d) Take any or all other actions permitted at law or at equity or by other appropriate proceedings whether to collect any amounts due such Lender under the Settlement Documents or the Surviving Documents, for specific performance, for any injunction, or in aid of the exercise or execution of any right, remedy or power granted herein or by law or equity, including, without limitation, in the case of NationsBank, any right, remedy or power to foreclose upon or otherwise liquidate all or any portion of the Collateral.

Notwithstanding the foregoing, in the event a Default pursuant to
Section 6.01(e) shall occur, each of the Replacement Notes and the Debentures shall automatically become due and payable.

     Section 6.03 Remedies Cumulative. Each right, power and remedy of the respective Lenders as provided for herein or in each other Settlement Document and each Surviving Document, and now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by a Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by either Lender of any or all such other rights, powers or remedies.

     Section 6.04 Waivers. To the extent permitted by law, each of the Borrowers hereby (a) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of any of the indebtedness under this Agreement, either Replacement Note, any Debenture, any of the other Settlement Documents or any Surviving Document and each and every notice of any kind respecting this Agreement, either Replacement Note, any Debenture, any of the other Settlement Documents or any Surviving Document (except for notices of Default as may be provided herein or therein), (b) agrees that the applicable Lender, at any time or times, without notice to such Borrower or such Borrower's consent, may grant extensions of time, without limit as to number or the aggregate period of such extensions, for the payment of any principal or interest due on either Replacement Note or a Debenture, and (c) to the extent not prohibited by law and specifically excluding federal bankruptcy law, waives the benefit of any law or rule of law intended for such Borrower's advantage or protection as a Borrower hereunder or providing for such Borrower's release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full or complete payment of all amounts due under this Agreement, the Replacement Notes, the Debentures, the other Settlement Documents and the Surviving Documents. No renewal or extension of this Agreement, either Replacement Note, any Debenture, any of the other Settlement Documents or any of the Surviving Documents, no release of any collateral, including all or any of the Collateral, securing repayment of any obligations under either Replacement Note, any Debenture, any of the other Settlement Documents or any of the Surviving Documents, and no delay in enforcement of this Agreement, either Replacement Note, any Debenture, any of the other Settlement Documents or any of the Surviving Documents or in exercising any right, power or remedy hereunder or under any of the other Settlement Documents or any of the Surviving Documents, provided by applicable law, or otherwise shall affect the liability of any Borrower.

ARTICLE VII

RELEASES

     Section 7.01 Release of Lenders. Effective as of the Closing Date, the Borrowers, jointly and severally, on behalf of themselves and all of their respective heirs, successors and assigns, (a) do hereby remise, release, acquit, satisfy and forever discharge each of the Lenders and their respective parents, subsidiaries, affiliated corporations and real estate investment trusts of the Lenders, and all of their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, representatives, participants, heirs, successors and assigns (collectively, the "Lender Affiliates"), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which any of the Borrowers now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement with respect to any matters, transactions, occurrences, agreements, actions or events arising out of, in connection with or relating to (i) any of the Bank Group Obligations or the NB Obligations, including, but not limited to, the administration or funding by any Lender of any of the loans or any other transaction giving rise to any of such Obligations, or (ii) any of the Bank Group Loan Documents or the NB Loan Documents (but specifically excluding the Settlement Documents) and the transactions described therein or the indebtedness or obligations evidenced and secured thereby; and
(b) do hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Affiliates, by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the Closing Date with respect to acts, occurrences or events occurring after the Closing Date.

     Section 7.02 Release of Agent. The FDIC, on behalf of itself and all of its heirs, successors and assigns, (a) does hereby remise, release, acquit, satisfy and forever discharge the Agent and its parents, subsidiaries, affiliated corporations and real estate investment trusts of the Agent, and all of their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, representatives, participants, heirs, successors and assigns (collectively, the "Agent Affiliates"), from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which the FDIC now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement with respect to any matters, transactions, occurrences, agreements, actions or events arising out of, in connection with or relating to any act or failure to act by the Agent in respect of (i) any of the Bank Group Obligations or any portion of the Collateral and
(ii) any of the Bank Group Loan Documents; and (b) do hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Agent Affiliates, by reason of or in connection with any of the foregoing matters, claims or causes of action; provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the Closing Date with respect to acts, occurrences or events occurring after the Closing Date.

     Section 7.03 Mutual Releases. At the request of either Lender after the Borrowers' payment in full of all amounts owing to and performance in full of all obligations for the benefit of such Lender pursuant to the Settlement Documents and, in the case of NationsBank, the Surviving Documents, the Borrowers and such Lender shall enter into a mutual release substantially in the form of Exhibit F hereto.

ARTICLE VIII

MISCELLANEOUS

     Section 8.01 Recitals. All of the statements and facts recited in the Recitals to this Agreement are true and correct as of the Closing Date, and are incorporated by reference herein.

     Section 8.02 Entire Agreement. This Agreement, the other Settlement Documents and the Surviving Documents set forth the entire understanding between the parties hereto relating to the Settlement Documents and the Surviving Documents, and no modification or amendment of or supplement to this Agreement, the other Settlement Documents or the Surviving Documents shall be valid or effective unless the same is in writing and signed by the party against which enforcement of such is sought.

     Section 8.03 Survival of Agreements; Cumulative Nature. All representations, warranties, covenants, indemnities and agreements in this Agreement shall survive the execution and delivery of this Agreement and the execution of the other Settlement Documents until thirteen (13) months from the date all of the Continuing Obligations are paid in full. All covenants and agreements of each of the Borrowers contained in any certificate or other instrument delivered to the Lender pursuant to any of the Settlement Documents or the Surviving Documents shall be deemed agreements and covenants of such Borrower under this Agreement. All representations and warranties of each of the Borrowers contained in any other certificate or instrument delivered to the Lender pursuant to any of the Settlement Documents or the Surviving Documents shall be deemed to be representations and warranties of such Borrower under this Agreement. The representations, warranties, and covenants made in any of the Settlement Documents, and the rights, powers, and privileges granted to the Lender in any of the Settlement Documents, are cumulative, and none of the Settlement Documents shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Lender of any such representation, warranty, covenant, right, power or privilege.

     Section 8.04 Modifications and Waivers. No delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the other Settlement Documents shall operate as a waiver thereof, nor as any waiver of any other rights, power or privilege hereunder or thereunder. No single or partial exercise of any right, power or privilege hereunder or under any of the other Settlement Documents shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder or thereunder. All rights and remedies provided herein and in the other Settlement Documents and the Surviving Documents are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity, other than as expressly provided herein or therein. Each Lender shall have the right to waive any of the conditions precedent to its obligations under this Agreement or under any of the other Settlement Documents. No waiver or modification, discharge or amendment of this Agreement or of any other Settlement Document will be valid in the absence of the written and signed consent of the party against which enforcement of such is sought. Each reference in any of the Settlement Documents or any of the Surviving Documents to any of the other Settlement Documents or Surviving Documents shall be deemed to include all amendments, modifications or replacements thereof, supplements thereto and substitutions therefor.

     Section 8.05 Notices. All notices, requests, consents, demands and other communications required or permitted under any of the Settlement Documents or the Surviving Documents shall be in writing and, unless otherwise specifically provided in any Settlement Document or Surviving Document, shall be deemed sufficiently given or furnished if delivered by a recognized, national, overnight delivery service, prepaid, at the numbers and addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be effective upon receipt and shall be deemed to have been received not later than the day after deposit with such delivery service.

If to NationsBank:       NationsBank, N.A.
                         Suite 800
                         8300 Greensboro Drive
                         McLean, VA  22102
                         Attention:  Mr. Cy Clark, Vice President
                         Telecopier: (703) XXX-XXXX

     With a copy to:     Peter D. Schellie, Esq.
                         Bingham, Dana & Gould LLP
                         1200 19th Street, N.W, Suite 400
                         Washington, DC  20036
                         Telecopier: (202) XXX-XXXX

If to the FDIC:          Federal Deposit Insurance
                         Corporation
                         5080 Spectrum Drive
                         Dallas, Texas  75248
                         Attention:
                         Telecopier:

If to the Borrowers:     c/o Williams Industries, Inc.
                         2849 Meadow View Road
                         Falls Church, VA  22042
                         Attention:  Mr. Frank E. Williams, III
                         Telecopier  (703) XXX-XXXX

     Section 8.06  SEAL; GOVERNING LAW.  THIS AGREEMENT IS
INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.  THIS AGREEMENT
AND EACH OF THE SETTLEMENT DOCUMENTS SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (EXCEPT RULES REGARDING CONFLICT OR CHOICE OF LAWS) OF THE COMMONWEALTH OF
VIRGINIA AND THE LAWS OF THE UNITED STATES OF AMERICA.

     Section 8.07 Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT, or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding Arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for Arbitration of commercial disputes of J.A.M.S./Endispute or any successor thereof (J.A.M.S.) and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any Arbitration award may be entered in any court having jurisdiction. Any party to this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT may bring any action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT applies in any court having jurisdiction over such action.

     (A) Special Rules. The Arbitration shall be conducted in the county of any borrower's domicile or in the county where ANY collateral is located at the time of this Agreement's execution, and administered by J.A.M.S. who will appoint an Arbitrator; if J.A.M.S. is unable or legally precluded from administering the Arbitration, then the American Arbitration Association will serve. All Arbitration hearings will be commenced within NINETY (90) days of the Demand for Arbitration; further, the Arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional SIXTY (60) days.

     (B) Reservation of Rights. Nothing in this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT shall be deemed to (I) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT; or (II) be a waiver by EITHER LENDER of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (III) limit the right of THE AGENT OR EITHER LENDER (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. THE AGENT OR, TO THE EXTENT APPLICABLE, EITHER LENDER may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement, ANY OTHER SETTLEMENT DOCUMENT OR ANY SURVIVING DOCUMENT. Neither the exercise of self help remedies nor the institution or maintenance of any action for foreclosure or for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     (C) NO ARBITRATION INVOLVING THE FDIC. NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS SECTION 8.07 TO THE CONTRARY, NO CONTROVERSY OR CLAIM INVOLVING THE FDIC SHALL BE REQUIRED TO BE DETERMINED BY BINDING ARBITRATION AS OTHERWISE PROVIDED IN THIS
SECTION 8.07.

     Section 8.08 Consent to Jurisdiction and Service; WAIVER OF JURY TRIAL. In the event that any controversy or claim is unable to be or legally precluded from being or has the FDIC as a party thereto and is therefore not required to be determined by binding arbitration in accordance with the provisions of Section 8.07, then in such instance(s) and only in such instance(s), each of the Borrowers absolutely and irrevocably consents and submits to the jurisdiction of the courts of the District of Columbia and the Commonwealth of Virginia located in the Eastern District thereof and of any federal court located in the District of Columbia or the Eastern District of the Commonwealth of Virginia in connection with any actions or proceedings in which a Lender is or could be a party brought by any of the parties or against any of them arising out of or relating to this Agreement, the other Settlement Documents or the Surviving Documents. IN ANY SUCH ACTION OR PROCEEDING, EACH OF THE PARTIES HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES (a) personal service of any summons, complaint, declaration or other process and hereby and absolutely agrees that the service thereof may be made by certified or registered first-class mail directed to such party at the address specified in Section 8.05 hereof, and (b) SUCH PARTY'S RIGHT TO A JURY TRIAL (AND NONE OF THE PARTIES HERETO WILL SEEK A JURY TRIAL) IN ANY LAWSUIT, COUNTERCLAIM OR ANY OTHER PROCEEDING BASED ON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER SETTLEMENT DOCUMENT, ANY SURVIVING DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT AND WILL NOT IN ANY WAY SEEK OR SUFFER THE CONSOLIDATION OF ANY SUCH PROCEEDING WITH AN ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. Each of the parties hereby agrees that it will appear or answer any such summons, complaint, declaration or other process so served upon it within the period provided by law. Should any party, having been so served, fail to appear or answer within the said period, such party shall be deemed to be in default and judgment may be rendered against such party for such amount as may have been demanded in the summons, complaint, declaration or other process so served. Nothing contained herein shall be viewed as limiting the right of a Lender to sue any of the Borrowers in the courts of any country, state or other jurisdiction of the United States of America or place where any of the parties or any of their property or assets may be found or in any other appropriate jurisdiction or the right of the Lender to accomplish service of process in any other manner permitted by law.

     Section 8.09 Acknowledgments of Certain Matters. (a) The relationship between the Lenders and the Borrowers is limited to that of creditor/secured party, on the one hand, and borrower or guarantor/debtor, on the other hand and nothing contained in this Agreement shall be construed as permitting or obligating either Lender to act as a financial or business advisor or consultant to any of the Borrowers, as permitting or obligating either Lender to control any of the Borrowers or to conduct any of the Borrowers' operations, as creating any fiduciary obligation on the part of either Lender to any of the Borrowers, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement, the other Settlement Documents and the Surviving Documents. Each of the Borrowers acknowledge that such Borrower has had the opportunity to review and analyze this Agreement and each of the other Settlement Documents and Surviving Documents for a sufficient period of time before the execution and delivery of this Agreement and each of the other Settlement Documents to which such Borrower is a party and has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Settlement Documents to which such Borrower is a party and to obtain the advice of such counsel with respect to all matters contained herein and therein, including without limitation, the provisions of Article VI relating to the release of the Lenders from certain liability and Section 7.07 relating to the waiver of trial by jury. Each of the Borrowers further acknowledges that such Borrower is experienced with respect to financial and credit matters and has made its own independent decision to execute and deliver this Agreement and the other Settlement Documents to which such Borrower is a party and to effect the transactions contemplated hereby and thereby.

     (b) Each of the parties hereto acknowledges and agrees that as of the Closing Date, the FDIC shall no longer be a "Lender" under the Surviving Documents and all references to "Lender" or "Lenders" contained therein shall be deemed to be a reference solely to NationsBank.

     Section 8.10 Survival of Surviving Documents; Certain Confirmations. (a) All the terms and conditions of the Surviving Documents are hereby ratified and confirmed and shall remain in full force and effect as modified by the Settlement Documents.

     (b) WRMI hereby acknowledges, confirms and agrees that on and as of November 27, 1996, WRMI became and remains a "Borrower" under the Credit Agreement and each of the other Surviving Documents for all purposes thereof, and as such is and remains jointly and severally liable with each of the other Borrowers with respect to the Continuing BG Obligations and became jointly and severally liable with WII and each of the NB Guarantors with respect to the Continuing NB Obligations. Without in any way implying any limitation on any of the provisions of this Agreement, any of the other Settlement Documents or any of the Surviving Documents, to secure the due and prompt payment and performance by WRMI of the Continuing Obligations, WRMI hereby assigns, pledges and grants to the Agent for the benefit of NationsBank, and agrees that the Agent and NationsBank shall have a first priority, perfected and continuing security interest in, and lien on, (i) all of the Collateral to the extent of WRMI's interest, whether now owned or existing or hereafter acquired or arising, including, without limitation, any and all chattel paper, contract rights, documents, instruments, fixtures, accounts and business records of WRMI, (ii) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to any Collateral, (iii) all insurance policies relating to any of the foregoing, (iv) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access or process the information contained in those books and records and
(v) all cash and non-cash proceeds and products of the foregoing. WRMI agrees that the Agent, for the benefit of NationsBank shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided under the Settlement Documents and the Surviving Documents and under applicable laws.

     (c) Each of the Borrowers (other than WRMI which is dealt with in Section 8.10(b) hereof) hereby ratifies and confirms the Agent's security interest in the Collateral (other than the Released Collateral) held by such Borrower, including, without limitation, the Specified Collateral held by such Borrower and, without in any way limiting the foregoing, to secure the due and prompt payment and performance by each of such Borrowers of the Continuing BG Obligations. Without in any way implying any limitation on any of the provisions of this Agreement, any of the other Settlement Documents or any of the Surviving Documents, to secure the due and prompt payment and performance by each of the Borrowers (other than WRMI which is dealt with in Section 8.10(b) hereof) of the Continuing Obligations (including, without limitation, the Continuing NB Obligations), each such Borrower hereby assigns, pledges and grants to the Agent for the benefit of NationsBank, and agrees that the Agent and NationsBank shall have a first priority, perfected and continuing security interest in, and lien on, (i) all of the Collateral (other than the Released Collateral) to the extent of such Borrower's interest, whether now owned or existing or hereafter acquired or arising, including, without limitation, any and all chattel paper, contract rights, documents, instruments, fixtures, accounts and business records of such Borrower, (ii) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to any Collateral, (iii) all insurance policies relating to any of the foregoing, (iv) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access or process the information contained in those books and records and (v) all cash and non-cash proceeds and products of the foregoing; and such Borrower agrees that the Agent, for the benefit of NationsBank shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided under the Settlement Documents and the Surviving Documents and under applicable laws.

     (d) Each of the NB Guarantors hereby ratifies and confirms such NB Guarantor's guaranty of the repayment of the indebtedness evidenced by the Second Replacement Note in accordance with the terms of the NB Obligations Guaranties to which it is a party.

     (e) Each of the Borrowers hereby acknowledges, agrees and confirms that the Agent shall not be required to marshal any present or future security for (including but not limited to the Collateral subject to the security interest created or ratified and confirmed hereby), or guarantees of, the Continuing Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Borrowers hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement, any of the other Settlement Documents or any of the Surviving Documents or under any other instrument evidencing any of the Continuing Obligations or under which any of the Continuing Obligations is outstanding or by which any of the Continuing Obligations is secured or guaranteed, and to the extent that it lawfully may do so each of the Borrowers hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.

     Section 8.11 Severability. In the event that one or more of the provisions (or any part of any provision) contained in any Settlement Document or Surviving Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or a remaining part of the affected provision) of such Settlement Document or Surviving Document, but such Settlement Document or Surviving Document shall be construed to effect the purposes of such Settlement Document or Surviving Document as if such invalid, illegal or unenforceable provision had never been contained therein and to that extent, the provisions of the Settlement Documents and the Surviving Documents are severable.

     Section 8.12  Further Cooperation; Power of Attorney.

     (a) Each of the Borrowers agrees to (i) execute and deliver to the Lenders such further agreements, instruments, documents and other writings as either Lender may reasonably request from time to time to effectuate the purposes of this Agreement, the other Settlement Documents and the Surviving Documents and to consummate the transactions contemplated hereby and thereby, and (ii) cooperate fully with NationsBank in ensuring that NationsBank has and maintains all rights and benefits of the Collateral (other than the Released Collateral).

     (b) Each of the Borrowers hereby irrevocably designates, makes, constitutes and appoints each of the Lenders and any officer or agent thereof, with full power of substitution, as such Borrower's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in such Lender's own name for the purpose of carrying out the terms of this Agreement, the other Settlement Documents and the Surviving Documents to which such Borrower is a party, after the occurrence and during the continuance of a Default, upon the failure or refusal of such Borrower to perform an act or take any action required under this Agreement or under any other Settlement Document or any Surviving Document to which such Borrower is a party, to take any and all appropriate action and to execute any and all documents that may be necessary or desirable, in such Lender's determination, to accomplish the purposes of this Agreement or such other Settlement Document or Surviving Document.

     Section 8.13 Time of the Essence. Time is of the essence of this Agreement, the other Settlement Documents and the Surviving Documents, with respect both to the closing of the transactions contemplated hereby and to the performance of the obligations of the parties hereto and thereto.

     Section 8.14  Integration of Exhibits and Schedules.  All
Exhibits and Schedules referred to herein are hereby incorporated into and made a part of this Agreement as if set forth in full herein.

     Section 8.15 Construction of Agreement. Each party hereto acknowledges that such party has participated in the negotiation of this Agreement and the other Settlement Documents, and no provision of this Agreement or the other Settlement Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.

     Section 8.16 Headings. The headings and captions to the various paragraphs and sections of each of the Settlement
Documents and the Surviving Documents are for convenience only and shall not be deemed to be a part of such Settlement Document or Surviving Document.

     Section 8.17 Binding Effect; Assignment. This Agreement, the other Settlement Documents and the Surviving Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns; provided, however, that none of the Borrowers may assign or delegate any of their rights or obligations hereunder or under the other Settlement Documents or the Surviving Documents without the express prior written consent of the Lenders benefited thereby.

     Section 8.18 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to account for or produce more than one counterpart signed by each of the parties hereto.

     Section 8.19 Expenses. In addition to any payment obligations that the Borrowers may have pursuant to the Surviving Documents, the Borrowers shall pay to the Lenders promptly upon demand therefor any and all reasonable out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Lenders in connection with the preservation or enforcement of any rights of the Lenders under this Agreement, any of the other Settlement Documents, any of the Surviving Documents or in respect of any of the other obligations of the Borrowers to the Lenders. The Borrowers' liability under this Section 8.19 shall be joint and several.

     Section 8.20 Indemnification. The Borrowers agree to indemnify and hold harmless the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement, any of the other Settlement Documents, any of the Surviving Documents or the transactions contemplated hereby and thereby, including, without limitation, (a) any of the Borrowers' entering into or performing this Agreement, any of the other Settlement Documents or any of the Surviving Documents or (b) with respect to the Borrowers and their properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 8.20 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 8.20 shall survive payment or satisfaction in full of all other obligations of the Borrowers under the Settlement Documents and the Surviving Documents. The Borrowers' liability under this Section 8.20 shall be joint and several.

     Section 8.21 Obligations of JFBCC and BCC Unaffected Pending Bankruptcy Court Approval. Each of the parties hereto acknowledges and agrees that JFBCC's and BCC's obligations hereunder and under the other Settlement Documents to which it is a party are contingent upon its receipt of bankruptcy court approval of its execution, delivery and performance of its obligations hereunder and thereunder in form and substance satisfactory to NationsBank (the "Bankruptcy Court Approval") and that each of JFBCC and BCC hereby covenants and agrees to promptly seek to obtain the Bankruptcy Court Approval. Notwithstanding the foregoing, each of the parties hereto acknowledges and agrees that unless and until the Bankruptcy Court Approval has been obtained, the obligations of each of JFBCC and BCC in respect of the Continuing BG Obligations shall in no way be affected by the execution, delivery and performance by the other parties of their respective obligations under the Settlements Documents and each of the other Borrowers further acknowledges and agrees that the fact that the Bankruptcy Court Approval has not been obtained shall in no way affect such Borrower's obligations, duties and liabilities under this Agreement, the other Settlement Documents and the Surviving Documents. Each of the parties hereto further acknowledges and agrees that any amounts that NationsBank may recover from each of JFBCC's and BCC's bankruptcy estate in connection with its liability in respect of the Continuing BG Obligations, net of all reasonable costs and expenses of NationsBank in recovering same, shall be applied to reduce the Continuing Obligations in such order as NationsBank in its sole and absolute discretion shall determine.

ARTICLE VIII

DEFINITIONS AND RULES OF INTERPRETATION

     Section 9.01 Definitions. The following terms shall have the meanings set forth in this Section 9.01 or elsewhere in the provisions of this Agreement referred to below:

     Additional NB Lease Assignment.  See Recitals.

     Agent.  See Preamble.

     Agent Affiliates.  See Section 7.02.

     Agreement.  See Preamble.

     APCI.  See Preamble

     Assumption Agreements.  See Section 3.01.

     Baltimore Deed of Trust.  See Recitals.

     Baltimore Property.  See Recitals.

     Bank Group Letter of Credit Facility.  See Recitals.

     Bank Group Loan Documents.  See Recitals.

     Bank Group Note and Bank Group Notes.  See Recitals.

     Bank Group Obligations.  See Recitals.

     Bankruptcy Court Approval.  See Section 8.21.

     BCC.  See Preamble.

     BEC.  See Preamble.

     Bedford County Deed of Trust.  See Recitals.

     Bedford County Property.  See Recitals.

     Bedford Recording Office.  See Recitals.

     Borrower and Borrowers.  See Preamble.

     Carve-Out Note.  See Section 2.04.

     CEI.  See Preamble.

     CERCLA.  See Section 4.11.

     CII.  See Preamble.

     CIT.  See Section 3.01.

     Closing Date.  See Article I.

     Closing Documents.  See Section 3.01.

     Collateral.  See Recitals.

     Consolidated or consolidated. With reference to any term used herein, shall mean that term as applied to the accounts of WII and its subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Continuing BG Obligations.  See Article II.

     Continuing Obligations.  See Article II.

     Continuing NB Obligations.  See Article II.

     Credit Agreement.  See Recitals.

     CSI.  See Preamble.

     CTCI.  See Preamble.

     CUI.  See Preamble.

     Dallas Parcel 2 Deed of Trust.  See Recitals.

     Deeds of Trust.  See Section 6.01.

     Default.  See Section 6.01.

     DCC.  See Preamble.

     DCC Deed of Trust.  See Recitals.

     DCC Loan.  See Recitals.

     DCC Loan Documents.  See Recitals.

     DCC Note.  See Recitals.

     DCC Security Agreement.  See Recitals.

     Debenture Shares.  See Section 4.21.

     Debentures.  See Section 1.01.

     Default.  See Section 6.01.

     Deeds of Trust.  See Section 3.01.

     DVEI.  See Preamble.

     Environmental Laws.  See Section 4.11.

     EPA.  See Section 4.11.

     Fairfax Recording Office.  See Recitals.

     Falls Church Deed of  Trust.  See Recitals.

     Falls Church Property.  See Recitals.

     FDIC.  See Preamble.

     FDIC Debenture.  See Section 1.02.

     FDIC Debenture Guaranty.  See Section 1.02.

     First Replacement Note.  See Section 1.01.

     GC.  See Preamble.

     Generally accepted accounting principles. Means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Person adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guarantors.  See Preamble.

     Hazardous Substances.  See Section 4.11.

     HIWI.  See Preamble.

     HSEI.  See Preamble.

     IAFI.  See Preamble.

     IHHC.  See Preamble.

     JFBCC.  See Preamble.

     Lender.  See Preamble.

     Lender Affiliates.  See Section 7.01.

     Lenders.  See Preamble.

     Letter of Credit.  See Recitals.

     Letter of Credit Notes.  See Recitals.

     Letter of Credit Obligations.  See Recitals.

     Letters of Credit.  See Recitals.

     Manassas Deed of Trust.  See Recitals.

     Manassas Property.  See Recitals.

     Material Adverse Effect.  See Section 4.06.

     NationsBank.  See Preamble.

     NationsBank/ASB.  See Preamble.

     NationsBank/ASB Letter of Credit Note.  See Recitals.

     Nations Bank/ASB Revolving Credit Note.  See Recitals.

     NationsBank/ASB Term Note.  See Recitals.

     NationsBank/Virginia.  See Preamble.

     NationsBank/Virginia Letter of Credit Note.  See Recitals.

     Nations Bank/Virginia Revolving Credit Note.  See Recitals.

     NationsBank/Virginia Term Note.  See Recitals.

     NB Debenture.  See Section 1.01.

     NB Debenture Guaranty.  See Section 1.01.

     NB Deed of Trust.  See Recitals.

     NB Guarantors.  See Recitals.

     NB Lease Assignment.  See Recitals.

     NB Loan Documents.  See Recitals.

     NB Obligations.  See Recitals.

     NB Obligations Guaranties.  See Recitals.

     NB Real Estate Note.  See Recitals.

     NB Restructuring Agreement.  See Recitals.

     NBW.  See Preamble.

     Operating Borrowers.  Collectively, WII, WEI, WEC, WSECI,
IAFI, PMPI, GC, WESI, WEVI, WIIT, WBC and WRMI.

     Parcel 1 Bedford Property.  See Recitals.

     Parcel 2 Bedford Property.  See Recitals.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PMPI.  See Preamble.

     Prince William Recording Office.  See Recitals.

     Properties.  See Recitals.

     RCRA.  See Section 4.11.

     Real Property.  See Section 3.01.

     Registration Rights Agreement.  See Section 1.01.

     Released Collateral.  See Section 1.01.

     Replacement Notes.  See Section 1.01.

     Revolving Credit Loan.  See Recitals.

     Revolving Credit Loans.  See Recitals.

     Revolving Credit Notes.  See Recitals.

     SARA.  See Section 4.11.

     Second Dallas Property.  See Recitals.

     Second Replacement Note.  See Section 1.01.

     Securities Act.  See Section 4.21.

     Settlement.  See Article I, Section 1.03

     Settlement Documents.  See  Section 1.03.

     Specified Collateral.  See Recitals.

     Surviving Documents. Collectively, the Credit Agreement, the Falls Church Deed of Trust, the Manassas Deed of Trust, the Baltimore Deed of Trust, the Dallas Parcel 2 Deed of Trust, the DCC Loan Documents, the NB Deed of Trust, the NB Lease Assignment, the Additional NB Lease Assignment, the NB Obligations Guaranties and any related UCC filings, as the foregoing may be amended or modified by the Settlement Documents or otherwise from time to time.

     Term Notes.  See Recitals.

     Title Company.  See Section 3.01.

     Title Policies.  See Section 3.01.

     TWB.  See Preamble.

     TWB Revolving Credit Note.  See Recitals.

     TWB Term Note.  See Recitals.

     UIWC.  See Preamble.

     WBC.  See Preamble.

     Wetlands.  See Section 7.21.

     WEC.  See Preamble.

     WEI.  See Preamble.

     WESI.  See Preamble.

     WEVI.  See Preamble.

     WII.  See Preamble.

     WII Common Stock.  See  Section 1.01.

     WIIT.  See Preamble.

     WMAHI.  See Preamble.

     WMECI.  See Preamble.

     WMMG.  See Recitals.

     WRMI.  See Preamble.

     WRMI UCC's.  See Section 3.01.

     WSECI.  See Preamble

     Section 9.02 Rules of Interpretation. (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Virginia, have the meanings assigned to them therein.

     (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed and sealed as of the date first written above.


WITNESS/ATTEST:          WILLIAMS INDUSTRIES, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS ENTERPRISES, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS EQUIPMENT CORPORATION

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          ARTHUR PHILLIPS & COMPANY,
                               INCORPORATED

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS:

______________________     ________________________________(SEAL)
                           Frank E. Williams, Jr., in his capacity
                           as trustee for the Arthur Phillips &
                           Company, Incorporated

WITNESS:

______________________     ________________________________(SEAL)
                           Leonard Faircloth, in his capacity
                           as trustee for the Arthur Phillips &
                           Company, Incorporated

WITNESS/ATTEST:          WILLIAMS STEEL ERECTION
                              COMPANY, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          UNION IRON WORKS COMPANY

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          IAF TRANSFER CORPORATION

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          CRANES UNLIMITED, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          PIEDMONT METAL PRODUCTS, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS MID-ATLANTIC
                               HOLDINGS, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          CAPITOL TOWER CRANES, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          GREENWAY CORPORATION

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          JOHN F. BEASLEY CONSTRUCTION
                                COMPANY, debtor and debtor in
                                 possession

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          HARBOR STEEL ERECTORS,
                               INCORPORATED

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS ENVIRONMENTAL
                               SERVICES, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS ENTERPRISES OF
                              VIRGINIA, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          WILLIAMS INDUSTRIES INSURANCE
                               TRUST

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Trustee & Authorized Agent

WITNESS/ATTEST:          WILLIAMS BRIDGE COMPANY

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS/ATTEST:          INTER-HARBOR HOLDING COMPANY,
                              INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          HARBOR IRON WORKS, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, Jr.
                              Title:  Chairman

WITNESS/ATTEST:          CREATIVE IRON, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Authorized Agent

WITNESS/ATTEST:          BEASLEY ENGINEERING COMPANY

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  President

WITNESS/ATTEST:          BEASLEY CONSTRUCTION COMPANY,
                           as debtor and debtor in possession

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  President

WITNESS/ATTEST:          WII REALTY MANAGEMENT, INC.

______________________     By:________________________(SEAL)
                              Name:  Frank E. Williams, III
                              Title:  Chairman

WITNESS:                    NATIONSBANK, N.A.

______________________     By:________________________(SEAL)
                              Name:  Cy Clark
                              Title:  Vice President

WITNESS:                    NATIONSBANK, N.A.
                               as Agent

______________________     By:________________________(SEAL)
                              Name:  Cy Clark
                              Title:  Vice President

WITNESS:                    FEDERAL DEPOSIT INSURANCE
                              CORPORATION, in its capacity as
                              Receiver for the National Bank of
                              Washington
______________________     By:________________________(SEAL)
                              Name:
                              Title:

WITNESS:                    FEDERAL DEPOSIT INSURANCE
                              CORPORATION, in its capacity
                              as Receiver for The Washington
                              Bank of Virginia

______________________     By:________________________(SEAL)
                              Name:
                              Title:

SCHEDULES AND EXHIBITS (OMITTED)

SCHEDULES

Schedule 4.04          Bankruptcy Events
Schedule 4.05          Insolvency Litigation
Schedule 4.06          Litigation
Schedule 4.07          Title Exceptions
Schedule 4.09          Outstanding Items
Schedule 4.10          Mechanics' Liens
Schedule 4.13          Taxes
Schedule 4.16          Defaults
Schedule 4.20          WII's Articles of Incorporation

EXHIBITS

Exhibit A-1      Form of First Replacement Note
Exhibit A-2      Form of Second Replacement Note
Exhibit B        Form of Debenture
Exhibit C        Form of Guaranty
Exhibit D        Form of Registration Rights Agreement
Exhibit E-1      Form of Second Amendment to Commercial Deed
                 of Trust and Assumption Agreement (Falls
                 Church)
Exhibit E-2      Form of Second Amendment to Commercial Deed
                 of Trust and Assumption Agreement (Manassas)
Exhibit E-3      Form of Second Amendment to Commercial Deed
                 of Trust and Assumption Agreement (Bedford)
Exhibit E-4      Form of Third Modification to Deed of Trust and
                 Assumption Agreement (NB Deed of Trust)
Exhibit F        Form of Mutual Release